Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street
Rockland, Ma. 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER NET INCOME OF $71.9 MILLION
Higher revenues drive earnings growth

Rockland, Massachusetts (October 20, 2022) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2022 third quarter net income of $71.9 million, or $1.57 per diluted share, compared to 2022 second quarter net income of $61.8 million, or $1.32 per diluted share, driven primarily by strong net interest margin expansion and profitable deployment of liquid assets.

The Company generated a return on average assets and a return on average common equity of 1.43% and 9.90%, respectively, for the third quarter of 2022, as compared to 1.24% and 8.49%, respectively, for the prior quarter.

“The strength of our third quarter performance is attributable to our long-term, sustained focus on building core relationships and disciplined growth combined with astute balance sheet management,” said Christopher Oddleifson, the Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “Our results reflect the tireless commitment and dedication of our colleagues, who each day live out our shared mission of forging enduring relationships with each other and with the customers and communities that Rockland Trust serves.”

BALANCE SHEET

Total assets of $19.7 billion at September 30, 2022 decreased by $279.2 million, or 1.4% from the prior quarter due primarily to a decline in cash balances, and increased by $5.2 billion, or 35.6%, as compared to the year ago period, inclusive of the 2021 fourth quarter acquisition of Meridian Bancorp, Inc. ("Meridian") and its subsidiary, East Boston Savings Bank, which closed during the fourth quarter of 2021.

Total loans at September 30, 2022 of $13.7 billion increased by $24.6 million, or 0.7% on an annualized basis compared to the prior quarter level. Excluding $19.4 million of net paydowns associated with the Paycheck Protection Program ("PPP"), the loan portfolio increased by $44.0 million, or 1.3% on an annualized basis, compared to the prior quarter. Strong consumer loan activity continued to be the primary driver of organic loan growth, as the majority of residential real estate loan closings were retained on the balance sheet, resulting in 6.2% growth (24.8% annualized) for the quarter in that portfolio, while increased demand and line utilization fueled 2.0% (8.1% annualized) growth in home equity balances for the quarter. Excluding PPP loans, commercial and industrial balances increased 1.8% (7.0% annualized) during the quarter, driven primarily by increased line utilization and strong closing volumes, but were offset by attrition within the commercial real estate and construction categories resulting in a total commercial portfolio decrease of 1.0%.

Deposit balances of $16.3 billion at September 30, 2022 decreased by $300.6 million, or 1.8%, from the prior quarter primarily attributable to continued runoff in higher-cost time and certain rate sensitive deposits. Despite the reduction in total balances, non-interest bearing deposits rose by $60.1 million, or 1.1%, in the third quarter as new core account opening activity remained strong. Core deposits comprised 87.8% of total deposits at September 30, 2022, an increase from 86.8% at June 30, 2022, while the total cost of deposits for the quarter increased 10 basis points to 0.15%.

Total borrowings decreased by $25.0 million, or 18.1% when compared to the prior quarter reflecting primarily the maturity of a short-term Federal Home Loan Bank borrowing.

The securities portfolio increased by $212.2 million, or 7.2%, when compared to the prior quarter, reflecting the Company's ongoing strategy to deploy a portion of excess cash balances into investment securities. Total purchases for the quarter were $325.3 million, offset by an unrealized loss of $55.5 million related to the available for sale portfolio, as well as paydowns, calls, and maturities. Total securities represented 16.0% of total assets at September 30, 2022, as compared to 14.7% at June 30, 2022.

During the third quarter, the Company repurchased an additional 443,000 shares of its common stock for $34.6 million, marking the completion of its previously announced stock repurchase program. In total, the Company repurchased 1.8 million shares of its common stock under the program over the first three quarters of 2022 at an average price of $78.32 per share. Stockholders' equity at September 30, 2022 decreased 1.9% when compared to the prior quarter, primarily attributable to the aforementioned share repurchases executed during the third quarter, along with increased other comprehensive losses of $69.6 million, which were partially offset by strong earnings retention. As a result of this decrease in stockholders' equity, book value per share decreased by $0.59, or 0.9%, to $61.73 during the third quarter as compared to the prior quarter. The Company's ratio of common equity to assets of 14.3% at September 30, 2022 represented a decrease of 7 basis points from the prior quarter and an increase of 18.4% from the year ago period. The Company's tangible book value per share at September 30, 2022 declined by $0.75, or 1.9%, from the prior quarter to $39.56, but represented an increase of 6.2% from the year ago period inclusive of the accretive impact of the Meridian acquisition. The Company's ratio of tangible common equity to tangible assets of 9.66% at September 30, 2022 represents a decrease of 13 basis points from the prior quarter and an increase of 9.9% from the year ago period. Please refer to Appendix A for a detailed reconciliation of Non-GAAP metrics.

In consideration of the Company’s strong current capital position, the Company is announcing a new stock repurchase plan, which authorizes repurchases by the Company of up to $120 million in common stock and is scheduled to expire on October 19, 2023.

NET INTEREST INCOME

Net interest income for the third quarter increased 12.2% to $162.6 million compared to $144.9 million for the prior quarter, primarily reflecting the positive impact of asset repricing in the rising interest rate environment in conjunction with relatively modest deposit rate increases, partially offset by a reduction in net PPP fee income of $1.3 million. Average earning asset levels were essentially flat in the third quarter compared to the prior quarter. The reported net interest margin increased by 37 basis points from the prior quarter to 3.64%, and increased 36 basis points to 3.59% on a core basis when excluding PPP fees, purchase accounting, and other non-recurring items. Please refer to Appendix C for additional details regarding the net interest margin.

NONINTEREST INCOME

Noninterest income of $28.2 million for the third quarter of 2022 was $297,000, or 1.1% higher as compared to the prior quarter. Significant changes in noninterest income for the third quarter compared to the prior quarter included the following:

•Deposit account fees and interchange and ATM fees increased by $433,000, or 7.4%, and $304,000, or 7.5%, respectively, both driven primarily by increased transaction volume during the third quarter.

•Investment management income decreased by $893,000, or 9.6%, primarily driven by a reduction in seasonal tax preparation fees recognized during the second quarter and a decline in overall asset valuations during the third quarter. The decline in market valuations was mitigated by a healthy volume of new asset inflows, resulting in a modest $65.0 million, or 1.3% decrease in assets under administration to $5.1 billion as of September 30, 2022.

•Mortgage banking income decreased by $457,000, or 43.9%, primarily due to overall reduced activity, with the vast majority of originations being retained in portfolio.

•Other noninterest income increased by $509,000, or 9.7%, primarily attributable to a gain on the sale of a vacated office space recently acquired during the Meridian acquisition and increased foreign currency exchange fees.

NONINTEREST EXPENSE

Noninterest expense of $92.7 million for the third quarter of 2022 was $2.2 million, or 2.4%, higher as compared to the prior quarter. Significant changes in noninterest expense for the third quarter compared to the prior quarter included the following:

•Salaries and employee benefits increased by $3.2 million, or 6.4%, primarily due to increases in salaries and incentives.

•Occupancy and equipment increased by $679,000, or 5.8%, due mainly to increases in office equipment costs and equipment maintenance and repairs.

•Other noninterest expense decreased by $1.6 million, or 6.4%, due primarily to decreases in unrealized losses on equity securities, director expenses (which were incurred during the second quarter related primarily to grants of equity compensation), and reduced consultant fees.

The Company’s tax rate for the third quarter of 2022 remained relatively flat at 24.37%, compared to 24.84% for the prior quarter.

ASSET QUALITY

Nonperforming loans remained consistent at $56.0 million, or 0.41% of total loans at September 30, 2022, as compared to $55.9 million, or 0.41% of total loans at June 30, 2022, with minimal net charge-offs recorded during the third quarter of 2022. Delinquency as a percentage of total loans decreased 23 basis points from the prior quarter to 0.17% at September 30, 2022, due primarily to the resolution and full payoff of a non-performing commercial loan.

In conjunction with the category shifts on current nonperforming loans and no significant changes to the overall economic outlook, the Company recorded a $3.0 million provision for credit losses during the third quarter of 2022. The allowance for credit losses on total loans was $147.3 million, or 1.08% of total loans, at September 30, 2022, as compared to $144.3 million, or 1.06% of total loans, at June 30, 2022.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer, Robert Cozzone, Chief Operating Officer, and Mark Ruggiero, Chief Financial Officer, will host a conference call to discuss third quarter earnings and other matters at 10:00 a.m. Eastern Time on Friday, October 21, 2022. Internet access to the call is available on the Company’s website at https://INDB.RocklandTrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 5395173 and will be available through October 28, 2022. Additionally, a webcast replay will be available on the Company's website until October 21, 2023.

ABOUT INDEPENDENT BANK CORP.

    Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust was named to The Boston Globe's "Top Places to Work" 2021 list, an honor earned for the 13th consecutive year. *In 2022, Rockland Trust was ranked #1 in Customer Satisfaction with Retail Banking in New England. Rockland Trust has a longstanding commitment to equity and inclusion. This commitment is underscored by initiatives such as Diversity and Inclusion leadership training, a colleague Allyship mentoring program, and numerous Employee Resource Groups focused on providing colleague support and education, reinforcing a culture of mutual respect and advancing professional development, and Rockland Trust's sponsorship of diverse community organizations through charitable giving and employee-based volunteerism. In addition, Rockland Trust is deeply committed to the communities it serves, as reflected in the overall "Outstanding" rating in its most recent Community Reinvestment Act performance evaluation. Rockland Trust offers a wide range of banking, investment, and insurance services. The Bank serves businesses and individuals through over 120 retail branches, commercial and residential lending centers, and investment management offices in eastern Massachusetts, including Greater Boston, South Shore, North Shore, Cape Cod and Islands, Worcester County, and Rhode Island. Rockland Trust also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender. To find out why Rockland Trust is the bank "Where Each Relationship Matters®," please visit RocklandTrust.com.

*Rockland Trust received the highest score in a tie in the New England Region of the J.D. Power 2022 U.S. Retail Banking Satisfaction Study of customers’ satisfaction with their primary bank. Visit jdpower.com/awards for more details.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•further weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area, including any future weakening caused by the COVID-19 pandemic and any uncertainty regarding the length and extent of economic contraction as a result of the pandemic;
•the potential effects of inflationary pressures, labor market shortages and supply chain issues;
•the instability or volatility in financial markets and unfavorable general economic or business conditions, globally, nationally or regionally, caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other external events;
•adverse changes or volatility in the local real estate market;
•adverse changes in asset quality and any unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•additional regulatory oversight and related compliance costs;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, resulting from failure to comply with general tax laws and changes in tax laws;
•changes in market interest rates for interest earning assets and/or interest bearing liabilities and changes related to the phase-out of LIBOR;
•increased competition in the Company’s market areas;
•adverse weather, changes in climate, natural disasters, geopolitical concerns, including those arising from the conflict between Russia and Ukraine;
•the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic, any further resurgences or variants of the COVID-19 virus, the efficacy and availability of vaccines, boosters or other treatments, actions taken by governmental authorities in response thereto, other public health crises or man-made events, and their impact on the Company's local economies or the Company's operations;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;
•electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
•the Company's potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters including, but not limited to, changes to how the Company accounts for credit losses;
•cyber security attacks or intrusions that could adversely impact our businesses; and
•other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

    This press release and the appendices attached to it contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating earnings per share ("EPS"), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin ("core margin"), tangible book value per share and the tangible common equity ratio.

Operating net income, operating EPS, operating return on average assets and operating return on average common equity, exclude items that management believes are unrelated to the Company's core banking business such as merger and acquisition expenses, provision for credit losses on acquired loan portfolios, and other items, if applicable. Management uses operating net income and related ratios and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such items. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as unique low-yielding loans originated through government programs in response to the pandemic, or significant purchase accounting adjustments, or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin. Similarly, management reviews certain loan metrics such as growth rates and allowance as a percentage of total loans, adjusted to exclude loans that are not considered part of its core portfolio, which includes loans originated in association with government sponsored and guaranteed programs in response to the pandemic, to arrive at adjusted numbers more representative of the core growth of the portfolio and core reserve to loan ratio.

    Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by "tangible assets", defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

    These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Mark J. Ruggiero
Chief Financial Officer and
Chief Accounting Officer
(781) 982-6281

Category: Earnings Releases

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	September 30 2022	June 30 2022	September 30 2021	Sept 2022 vs.	Sept 2022 vs.
				Jun 2022	Sept 2021
Assets
Cash and due from banks	$172,615	$202,802	$138,148	(14.88)%	24.95%
Interest-earning deposits with banks	763,681	1,273,465	1,869,683	(40.03)%	(59.15)%
Securities
Trading	3,538	3,637	3,504	(2.72)%	0.97%
Equities	20,439	21,181	22,794	(3.50)%	(10.33)%
Available for sale	1,425,511	1,501,949	1,427,210	(5.09)%	(0.12)%
Held to maturity	1,697,635	1,408,189	865,249	20.55%	96.20%
Total securities	3,147,123	2,934,956	2,318,757	7.23%	35.72%
Loans held for sale	5,100	2,358	33,553	116.28%	(84.80)%
Loans
Commercial and industrial	1,548,349	1,541,046	1,640,709	0.47%	(5.63)%
Commercial real estate	7,677,917	7,791,757	4,221,259	(1.46)%	81.89%
Commercial construction	1,185,157	1,194,577	515,415	(0.79)%	129.94%
Small business	209,567	205,953	184,138	1.75%	13.81%
Total commercial	10,620,990	10,733,333	6,561,521	(1.05)%	61.87%
Residential real estate	1,959,254	1,844,057	1,222,849	6.25%	60.22%
Home equity - first position	578,405	587,314	592,564	(1.52)%	(2.39)%
Home equity - subordinate positions	508,765	478,196	407,904	6.39%	24.73%
Total consumer real estate	3,046,424	2,909,567	2,223,317	4.70%	37.02%
Other consumer	32,936	32,864	23,175	0.22%	42.12%
Total loans	13,700,350	13,675,764	8,808,013	0.18%	55.54%
Less: allowance for credit losses	(147,313)	(144,319)	(92,246)	2.07%	59.70%
Net loans	13,553,037	13,531,445	8,715,767	0.16%	55.50%
Federal Home Loan Bank stock	5,218	6,249	8,666	(16.50)%	(39.79)%
Bank premises and equipment, net	198,408	202,221	123,528	(1.89)%	60.62%
Goodwill	985,072	985,072	506,206	—%	94.60%
Other intangible assets	26,934	28,845	19,055	(6.63)%	41.35%
Cash surrender value of life insurance policies	293,126	292,807	244,573	0.11%	19.85%
Other assets	552,955	522,230	555,375	5.88%	(0.44)%
Total assets	$19,703,269	$19,982,450	$14,533,311	(1.40)%	35.57%
Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing demand deposits	$5,622,260	$5,562,174	$4,590,492	1.08%	22.48%
Savings and interest checking accounts	6,094,493	6,347,601	4,484,208	(3.99)%	35.91%
Money market	3,443,622	3,419,170	2,399,878	0.72%	43.49%
Time certificates of deposit	1,178,619	1,310,603	785,562	(10.07)%	50.04%
Total deposits	16,338,994	16,639,548	12,260,140	(1.81)%	33.27%
Borrowings
Federal Home Loan Bank borrowings	643	25,652	25,675	(97.49)%	(97.50)%
Long-term borrowings, net	—	—	18,750	nm	(100.00)%
Junior subordinated debentures, net	62,855	62,854	62,853	—%	—%
Subordinated debentures, net	49,862	49,838	49,767	0.05%	0.19%
Total borrowings	113,360	138,344	157,045	(18.06)%	(27.82)%
Total deposits and borrowings	16,452,354	16,777,892	12,417,185	(1.94)%	32.50%
Other liabilities	433,714	333,373	360,172	30.10%	20.42%
Total liabilities	16,886,068	17,111,265	12,777,357	(1.32)%	32.16%
Stockholders' equity
Common stock	454	459	329	(1.09)%	37.99%

Additional paid in capital	2,113,313	2,146,333	949,316	(1.54)%	122.61%
Retained earnings	882,503	833,857	787,742	5.83%	12.03%
Accumulated other comprehensive income (loss), net of tax	(179,069)	(109,464)	18,567	63.59%	(1,064.45)%
Total stockholders' equity	2,817,201	2,871,185	1,755,954	(1.88)%	60.44%
Total liabilities and stockholders' equity	$19,703,269	$19,982,450	$14,533,311	(1.40)%	35.57%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	September 30 2022	June 30 2022	September 30 2021	Sept 2022 vs.	Sept 2022 vs.
				Jun 2022	Sept 2021
Interest income
Interest on federal funds sold and short-term investments	$6,519	$2,817	$815	131.42%	699.88%
Interest and dividends on securities	13,244	11,283	7,796	17.38%	69.88%
Interest and fees on loans	150,157	133,988	84,212	12.07%	78.31%
Interest on loans held for sale	51	35	193	45.71%	(73.58)%
Total interest income	169,971	148,123	93,016	14.75%	82.73%
Interest expense
Interest on deposits	6,109	2,111	1,633	189.39%	274.10%
Interest on borrowings	1,261	1,151	1,292	9.56%	(2.40)%
Total interest expense	7,370	3,262	2,925	125.94%	151.97%
Net interest income	162,601	144,861	90,091	12.25%	80.49%
(Release of) provision for credit losses	3,000	—	(10,000)	100.00%	(130.00)%
Net interest income after provision for credit losses	159,601	144,861	100,091	10.18%	59.46%
Noninterest income
Deposit account fees	6,261	5,828	4,298	7.43%	45.67%
Interchange and ATM fees	4,331	4,027	3,441	7.55%	25.86%
Investment management	8,436	9,329	9,174	(9.57)%	(8.04)%
Mortgage banking income	585	1,042	2,825	(43.86)%	(79.29)%
Increase in cash surrender value of life insurance policies	1,883	1,871	1,596	0.64%	17.98%
Gain on life insurance benefits	477	123	—	287.80%	100.00%
Loan level derivative income	471	436	586	8.03%	(19.62)%
Other noninterest income	5,751	5,242	4,537	9.71%	26.76%
Total noninterest income	28,195	27,898	26,457	1.06%	6.57%
Noninterest expenses
Salaries and employee benefits	52,708	49,538	42,235	6.40%	24.80%
Occupancy and equipment expenses	12,316	11,637	8,564	5.83%	43.81%
Data processing and facilities management	2,259	2,247	1,673	0.53%	35.03%
FDIC assessment	1,677	1,743	980	(3.79)%	71.12%
Merger and acquisition expense	—	—	1,943	nm	(100.00)%
Other noninterest expenses	23,768	25,397	17,024	(6.41)%	39.61%
Total noninterest expenses	92,728	90,562	72,419	2.39%	28.04%
Income before income taxes	95,068	82,197	54,129	15.66%	75.63%
Provision for income taxes	23,171	20,421	14,122	13.47%	64.08%
Net Income	$71,897	$61,776	$40,007	16.38%	79.71%

Weighted average common shares (basic)	45,839,555	46,665,101	33,043,716
Common share equivalents	16,856	14,096	15,554
Weighted average common shares (diluted)	45,856,411	46,679,197	33,059,270

Basic earnings per share	$1.57	$1.32	$1.21	18.94%	29.75%
Diluted earnings per share	$1.57	$1.32	$1.21	18.94%	29.75%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net income	$71,897	$61,776	$40,007
Noninterest expense components
Add - merger and acquisition expenses	—	—	1,943
Noncore increases to income before taxes	—	—	1,943
Net tax benefit associated with noncore items (1)	—	—	(546)
Noncore increases to net income	—	—	1,397
Operating net income (Non-GAAP)	$71,897	$61,776	$41,404	16.38%	73.65%

Diluted earnings per share, on an operating basis	$1.57	$1.32	$1.25	18.94%	25.60%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.64%	3.27%	2.78%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.43%	1.24%	1.11%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.43%	1.24%	1.15%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	9.90%	8.49%	9.04%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	9.90%	8.49%	9.35%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	14.78%	16.15%	22.70%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	14.78%	16.15%	22.70%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	48.60%	52.42%	62.14%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	48.60%	52.42%	60.47%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	15.26%	13.01%	12.90%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	15.26%	13.01%	13.35%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Nine Months Ended
			% Change
	September 30 2022	September 30 2021	Sept 2022 vs.
			Sept 2021

Interest income
Interest on federal funds sold and short-term investments	$10,222	$1,654	518.02%
Interest and dividends on securities	34,571	21,617	59.93%
Interest and fees on loans	413,770	265,409	55.90%
Interest on loans held for sale	150	675	(77.78)%
Total interest income	458,713	289,355	58.53%
Interest expense
Interest on deposits	10,327	6,361	62.35%
Interest on borrowings	3,492	3,965	(11.93)%
Total interest expense	13,819	10,326	33.83%
Net interest income	444,894	279,029	59.44%
(Release of) provision for credit losses	1,000	(17,500)	(105.71)%

Net interest income after provision for credit losses	443,894	296,529	49.70%
Noninterest income
Deposit account fees	17,582	11,704	50.22%
Interchange and ATM fees	11,967	9,229	29.67%
Investment management	26,438	26,350	0.33%
Mortgage banking income	2,989	11,270	(73.48)%
Increase in cash surrender value of life insurance policies	5,549	4,508	23.09%
Gain on life insurance benefits	600	258	132.56%
Loan level derivative income	1,511	875	72.69%
Other noninterest income	15,729	12,476	26.07%
Total noninterest income	82,365	76,670	7.43%
Noninterest expenses
Salaries and employee benefits	150,957	124,759	21.00%
Occupancy and equipment expenses	37,255	26,543	40.36%
Data processing and facilities management	6,878	5,024	36.90%
FDIC assessment	5,225	2,805	86.27%
Merger and acquisition expense	7,100	3,674	93.25%
Other noninterest expenses	71,375	52,598	35.70%
Total noninterest expenses	278,790	215,403	29.43%
Income before income taxes	247,469	157,796	56.83%
Provision for income taxes	60,699	38,506	57.64%
Net Income	$186,770	$119,290	56.57%

Weighted average common shares (basic)	46,618,209	33,024,386
Common share equivalents	17,221	18,238
Weighted average common shares (diluted)	46,635,430	33,042,624

Basic earnings per share	$4.01	$3.61	11.08%
Diluted earnings per share	$4.00	$3.61	10.80%

Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP):
Net Income	$186,770	$119,290
Noninterest expense components
Add - merger and acquisition expenses	7,100	3,674
Noncore increases to income before taxes	7,100	3,674
Net tax benefit associated with noncore items (1)	(1,995)	(1,033)
Noncore increases to net income	$5,105	$2,641
Operating net income (Non-GAAP)	$191,875	$121,931	57.36%

Diluted earnings per share, on an operating basis	$4.11	$3.69	11.38%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.33%	3.00%
Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.25%	1.15%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.28%	1.17%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	8.51%	9.20%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	8.74%	9.40%
Return on average tangible common equity (GAAP) (calculated by dividing net income by average tangible common equity)	13.00%	13.21%

Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing Net operating net income by average tangible common equity)	13.35%	13.51%
Noninterest income as a % of total revenue (calculated by dividing total noninterest income by net interest income plus total noninterest income)	15.62%	21.55%
Noninterest income as a % of total revenue on an operating basis (Non-GAAP) (calculated by dividing total noninterest income on an operating basis by net interest income plus total noninterest income)	15.62%	21.55%
Efficiency ratio (GAAP) (calculated by dividing total noninterest expense by total revenue)	52.88%	60.56%
Efficiency ratio on an operating basis (Non-GAAP) (calculated by dividing total noninterest expense on an operating basis by total revenue)	51.53%	59.52%
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	13.00%	13.21%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	13.35%	13.51%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	September 30 2022	June 30 2022	September 30 2021
Nonperforming loans
Commercial & industrial loans	$27,393	$3,518	$19,275
Commercial real estate loans	15,982	40,074	11,788
Small business loans	50	31	46
Residential real estate loans	8,891	8,563	10,872
Home equity	3,485	3,514	3,746
Other consumer	216	215	83
Total nonperforming loans	56,017	55,915	45,810
Total nonperforming assets	$56,017	$55,915	$45,810

Nonperforming loans/gross loans	0.41%	0.41%	0.52%
Nonperforming assets/total assets	0.28%	0.28%	0.32%
Allowance for credit losses/nonperforming loans	262.98%	258.10%	201.37%
Allowance for credit losses/total loans	1.08%	1.06%	1.05%
Delinquent loans/total loans	0.17%	0.40%	0.21%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30 2022	June 30 2022	September 30 2021

Nonperforming assets beginning balance	$55,915	$56,618	$47,818
New to nonperforming	30,650	2,822	4,613
Loans charged-off	(741)	(545)	(332)
Loans paid-off /sold	(29,450)	(2,239)	(3,488)
Loans restored to performing status	(366)	(738)	(2,813)
Other	9	(3)	12
Nonperforming assets ending balance	$56,017	$55,915	$45,810

	Net Charge-Offs (Recoveries)
	Three Months Ended			Nine Months Ended
	September 30 2022	June 30 2022	September 30 2021	September 30 2022	September 30 2021
Net charge-offs (recoveries)
Commercial and industrial loans	$(2)	$(29)	$—	$(44)	$3,374
Commercial real estate loans	(268)	—	—	(271)	(57)
Small business loans	(88)	(22)	33	(88)	119
Residential real estate loans	—	—	—	—	(1)
Home equity	(65)	84	(49)	17	(38)
Other consumer	429	166	127	995	249
Total net charge-offs	$6	$199	$111	$609	$3,646

Net charge-offs to average loans (annualized)	nm	0.01%	0.00%	0.01%	0.05%

	Troubled Debt Restructurings At
	September 30 2022	June 30 2022	September 30 2021
Troubled debt restructurings on accrual status	$11,549	$11,734	$15,950
Troubled debt restructurings on nonaccrual status	1,538	1,677	21,104
Total troubled debt restructurings	$13,087	$13,411	$37,054

BALANCE SHEET AND CAPITAL RATIOS
	September 30 2022	June 30 2022	September 30 2021
Gross loans/total deposits	83.85%	82.19%	71.84%
Common equity tier 1 capital ratio (1)	13.98%	13.90%	13.53%
Tier 1 leverage capital ratio (1)	10.51%	10.42%	9.36%
Common equity to assets ratio GAAP	14.30%	14.37%	12.08%
Tangible common equity to tangible assets ratio (2)	9.66%	9.79%	8.79%
Book value per share GAAP	$61.73	$62.32	$53.14
Tangible book value per share (2)	$39.56	$40.31	$37.24
(1) Estimated number for September 30, 2022.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

nm = not meaningful

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$1,156,143	$6,519	2.24%	$1,377,286	$2,817	0.82%	$2,135,031	$815	0.15%
Securities
Securities - trading	3,730	—	—%	3,863	—	—%	3,498	—	—%
Securities - taxable investments	3,024,802	13,243	1.74%	2,889,245	11,281	1.57%	1,880,863	7,792	1.64%
Securities - nontaxable investments (1)	196	1	2.02%	197	3	6.11%	468	5	4.24%
Total securities	$3,028,728	$13,244	1.73%	$2,893,305	$11,284	1.56%	$1,884,829	$7,797	1.64%
Loans held for sale	4,263	51	4.75%	3,842	35	3.65%	30,143	193	2.54%
Loans
Commercial and industrial (1)	1,520,924	19,289	5.03%	1,537,883	17,496	4.56%	1,640,422	15,309	3.70%
Commercial real estate (1)	7,760,470	85,284	4.36%	7,827,442	76,771	3.93%	4,232,575	41,469	3.89%
Commercial construction	1,157,876	14,875	5.10%	1,193,353	13,456	4.52%	507,393	4,916	3.84%
Small business	207,546	2,819	5.39%	203,947	2,656	5.22%	181,953	2,341	5.10%
Total commercial	10,646,816	122,267	4.56%	10,762,625	110,379	4.11%	6,562,343	64,035	3.87%
Residential real estate	1,909,066	16,533	3.44%	1,761,986	14,879	3.39%	1,231,606	10,955	3.53%
Home equity	1,076,040	11,869	4.38%	1,046,933	9,178	3.52%	1,007,371	9,043	3.56%
Total consumer real estate	2,985,106	28,402	3.77%	2,808,919	24,057	3.44%	2,238,977	19,998	3.54%
Other consumer	31,883	523	6.51%	31,554	507	6.44%	25,929	398	6.09%
Total loans	$13,663,805	$151,192	4.39%	$13,603,098	$134,943	3.98%	$8,827,249	$84,431	3.79%
Total interest-earning assets	$17,852,939	$171,006	3.80%	$17,877,531	$149,079	3.34%	$12,877,252	$93,236	2.87%
Cash and due from banks	192,003			190,501			144,556
Federal Home Loan Bank stock	5,745			6,249			8,904
Other assets	1,854,870			1,855,351			1,268,199
Total assets	$19,905,557			$19,929,632			$14,298,911
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$6,224,690	$2,110	0.13%	$6,192,761	$710	0.05%	$4,426,106	$338	0.03%
Money market	3,459,212	3,025	0.35%	3,486,017	607	0.07%	2,375,492	443	0.07%
Time deposits	1,246,841	974	0.31%	1,356,507	794	0.23%	795,943	852	0.42%
Total interest-bearing deposits	$10,930,743	$6,109	0.22%	$11,035,285	$2,111	0.08%	$7,597,541	$1,633	0.09%
Borrowings
Federal Home Loan Bank borrowings	12,876	55	1.69%	25,654	123	1.92%	31,118	165	2.10%
Long-term borrowings	—	—	—%	—	—	—%	18,742	77	1.63%
Junior subordinated debentures	62,854	589	3.72%	62,854	410	2.62%	62,852	432	2.73%
Subordinated debentures	49,847	617	4.91%	49,825	618	4.97%	49,753	617	4.92%
Total borrowings	$125,577	$1,261	3.98%	$138,333	$1,151	3.34%	$162,465	$1,291	3.15%
Total interest-bearing liabilities	$11,056,320	$7,370	0.26%	$11,173,618	$3,262	0.12%	$7,760,006	$2,924	0.15%
Noninterest-bearing demand deposits	5,641,742			5,546,041			4,502,045

Other liabilities	325,507			290,467			280,754
Total liabilities	$17,023,569			$17,010,126			$12,542,805
Stockholders' equity	2,881,988			2,919,506			1,756,106
Total liabilities and stockholders' equity	$19,905,557			$19,929,632			$14,298,911

Net interest income		$163,636			$145,817			$90,312

Interest rate spread (2)			3.54%			3.22%			2.72%

Net interest margin (3)			3.64%			3.27%			2.78%

Supplemental Information
Total deposits, including demand deposits	$16,572,485	$6,109		$16,581,326	$2,111		$12,099,586	$1,633
Cost of total deposits			0.15%			0.05%			0.05%
Total funding liabilities, including demand deposits	$16,698,062	$7,370		$16,719,659	$3,262		$12,262,051	$2,924
Cost of total funding liabilities			0.18%			0.08%			0.09%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.0 million, $956,000, and $220,000 for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively, determined by applying the Company's marginal tax rates in effect during each respective quarter.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2022			September 30, 2021
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$1,477,117	$10,222	0.93%	$1,782,463	$1,654	0.12%
Securities
Securities - trading	3,775	—	—%	3,267	—	—%
Securities - taxable investments	2,881,203	34,567	1.60%	1,550,859	21,603	1.86%
Securities - nontaxable investments (1)	198	5	3.38%	555	17	4.10%
Total securities	$2,885,176	$34,572	1.60%	$1,554,681	$21,620	1.86%
Loans held for sale	5,841	150	3.43%	35,953	675	2.51%
Loans
Commercial and industrial (1)	1,531,421	53,816	4.70%	1,898,100	58,706	4.14%
Commercial real estate (1)	7,832,534	238,085	4.06%	4,195,200	123,377	3.93%
Commercial construction	1,180,509	40,599	4.60%	525,652	14,976	3.81%
Small business	202,151	7,891	5.22%	178,294	6,924	5.19%
Total commercial	10,746,615	340,391	4.23%	6,797,246	203,983	4.01%
Residential real estate	1,774,355	45,109	3.40%	1,242,991	34,449	3.71%
Home equity	1,051,921	29,709	3.78%	1,027,311	26,391	3.43%
Total consumer real estate	2,826,276	74,818	3.54%	2,270,302	60,840	3.58%
Other consumer	31,092	1,519	6.53%	23,382	1,241	7.10%
Total loans	$13,603,983	$416,728	4.10%	$9,090,930	$266,064	3.91%
Total interest-earning assets	$17,972,117	$461,672	3.43%	$12,464,027	$290,013	3.11%
Cash and due from banks	184,754			147,269
Federal Home Loan Bank stock	7,780			9,516
Other assets	1,853,818			1,256,066
Total assets	$20,018,469			$13,876,878
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$6,224,317	$3,418	0.07%	$4,292,992	$1,145	0.04%
Money market	3,517,459	4,191	0.16%	2,337,445	1,393	0.08%
Time deposits	1,355,861	2,718	0.27%	848,143	3,823	0.60%
Total interest-bearing deposits	$11,097,637	$10,327	0.12%	$7,478,580	$6,361	0.11%
Borrowings
Federal Home Loan Bank borrowings	21,361	311	1.95%	34,185	544	2.13%
Long-term borrowings	2,988	31	1.39%	23,434	282	1.61%
Junior subordinated debentures	62,854	1,298	2.76%	62,852	1,287	2.74%
Subordinated debentures	49,824	1,852	4.97%	49,729	1,852	4.98%
Total borrowings	$137,027	$3,492	3.41%	$170,200	$3,965	3.11%
Total interest-bearing liabilities	$11,234,664	$13,819	0.16%	$7,648,780	$10,326	0.18%
Noninterest-bearing demand deposits	5,544,476			4,213,764
Other liabilities	303,308			280,002
Total liabilities	$17,082,448			$12,142,546
Stockholders' equity	2,936,021			1,734,332

Total liabilities and stockholders' equity	$20,018,469			$13,876,878

Net interest income		$447,853			$279,687

Interest rate spread (2)			3.27%			2.93%

Net interest margin (3)			3.33%			3.00%

Supplemental Information
Total deposits, including demand deposits	$16,642,113	$10,327		$11,692,344	$6,361
Cost of total deposits			0.08%			0.07%
Total funding liabilities, including demand deposits	$16,779,140	$13,819		$11,862,544	$10,326
Cost of total funding liabilities			0.11%			0.12%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $3.0 million and $658,000 for the nine months ended September 30, 2022 and 2021, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A: NON-GAAP Reconciliation of Balance Sheet Metrics

(Unaudited, dollars in thousands, except per share data)

    The following table summarizes the calculation of the Company's tangible common equity to tangible assets ratio and tangible book value per share, at the dates indicated:

	September 30 2022	June 30 2022	September 30 2021
Tangible common equity	(Dollars in thousands, except per share data)
Stockholders' equity (GAAP)	$2,817,201	$2,871,185	$1,755,954	(a)
Less: Goodwill and other intangibles	1,012,006	1,013,917	525,261
Tangible common equity	$1,805,195	$1,857,268	$1,230,693	(b)
Tangible assets
Assets (GAAP)	$19,703,269	$19,982,450	$14,533,311	(c)
Less: Goodwill and other intangibles	1,012,006	1,013,917	525,261
Tangible assets	$18,691,263	$18,968,533	$14,008,050	(d)

Common Shares	45,634,626	46,069,761	33,043,812	(e)

Common equity to assets ratio (GAAP)	14.30%	14.37%	12.08%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	9.66%	9.79%	8.79%	(b/d)
Book value per share (GAAP)	$61.73	$62.32	$53.14	(a/e)
Tangible book value per share (Non-GAAP)	$39.56	$40.31	$37.24	(b/e)

APPENDIX B: Non-GAAP Reconciliation of Earnings Metrics

(Unaudited, dollars in thousands)

    The following table summarizes the impact of noncore items on the Company's calculation of noninterest income and noninterest expense, the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio, as well as the average tangible common equity used to calculate return on average tangible common equity and operating return on tangible common equity for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30 2022	June 30 2022	September 30 2021	September 30 2022	September 30 2021
Net interest income (GAAP)	$162,601	$144,861	$90,091	$444,894	$279,029	(a)

Noninterest income (GAAP)	$28,195	$27,898	$26,457	$82,365	$76,670	(b)
Noninterest income on an operating basis (Non-GAAP)	$28,195	$27,898	$26,457	$82,365	$76,670	(c)

Noninterest expense (GAAP)	$92,728	$90,562	$72,419	$278,790	$215,403	(d)
Less:
Merger and acquisition expense	—	—	1,943	7,100	3,674
Noninterest expense on an operating basis (Non-GAAP)	$92,728	$90,562	$70,476	$271,690	$211,729	(e)

Total revenue (GAAP)	$190,796	$172,759	$116,548	$527,259	$355,699	(a+b)
Total operating revenue (Non-GAAP)	$190,796	$172,759	$116,548	$527,259	$355,699	(a+c)

Net income (GAAP)	$71,897	$61,776	$40,007	$186,770	$119,290
Operating net income (Non-GAAP) (See income statement for reconciliation of GAAP to Non-GAAP)	$71,897	$61,776	$41,404	$191,875	$121,931

Average common equity (GAAP)	$2,881,988	$2,919,506	$1,756,106	$2,936,021	$1,734,332
Less: Average goodwill and other intangibles	1,013,169	1,014,953	526,032	1,015,040	527,370
Tangible average tangible common equity (Non-GAAP)	$1,868,819	$1,904,553	$1,230,074	$1,920,981	$1,206,962

Ratios
Noninterest income as a % of total revenue (GAAP)	14.78%	16.15%	22.70%	15.62%	21.55%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	14.78%	16.15%	22.70%	15.62%	21.55%	(c/(a+c))
Efficiency ratio (GAAP)	48.60%	52.42%	62.14%	52.88%	60.56%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	48.60%	52.42%	60.47%	51.53%	59.52%	(e/(a+c))
Return on average tangible common equity (Non-GAAP) (calculated by dividing net income by average tangible common equity)	15.26%	13.01%	12.90%	13.00%	13.21%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average tangible common equity)	15.26%	13.01%	13.35%	13.35%	13.51%

APPENDIX C: Net Interest Margin Analysis & Non-GAAP Reconciliation of Core Margin

	Three Months Ended
	September 30, 2022			June 30, 2022
	Volume	Interest	Margin Impact	Volume	Interest	Margin Impact
	(Dollars in thousands)
Reported total interest earning assets	$17,852,939	$163,636	3.64%	$17,877,531	$145,817	3.27%
Core adjustments:
PPP volume @ 1%	(20,071)	(46)		(60,969)	(149)
PPP fee amortization		(443)			(1,762)
Total PPP impact	(20,071)	(489)	(0.01)%	(60,969)	(1,911)	(0.03)%
Acquisition fair value marks:
Loan amortization (accretion)		(624)			823
CD accretion		(97)			(437)
		(721)	(0.02)%		386	0.01%

Nonaccrual interest, net		(556)	(0.01)%		205	—%

Other noncore adjustments		(637)	(0.01)%		(1,106)	(0.02)%

Core margin (Non-GAAP)	$17,832,868	$161,233	3.59%	$17,816,562	$143,391	3.23%